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                                                                    Exhibit 99.1
                                                                    ------------

         FOR IMMEDIATE RELEASE

                                                                       CONTACTS:
                                                 From Penton Media - Mary Abood,
                               VP, Corporate Communications & Investor Relations
                                               216-931-9551 or mabood@penton.com




           PENTON MEDIA COMPLETES ACQUISITION OF DUKE COMMUNICATIONS,
           ----------------------------------------------------------
                        LEADING TECHNOLOGY MEDIA COMPANY
                        --------------------------------


CLEVELAND, OH - September 15, 2000 - Penton Media, Inc. (NYSE: PME) said today it has completed the acquisition of Duke Communications International, a leading integrated media company serving the AS/400 and Windows 2000 operating systems markets, and other technology operating platform markets. The transaction was first announced on August 30. Duke Communications (www.duke.com), based in Loveland, Colorado, publishes six magazines, including flagships Windows 2000 Magazine, NEWS/400 and Business Finance, and produces associated Internet media products.

Penton Media is a leading diversified business media company that produces market-focused magazines, Web sites, trade shows, and conferences. Penton's integrated media portfolio serves the following market sectors: information technology; Internet/broadband; electronics; natural products/food/retail; manufacturing; design/engineering; management; supply chain/aviation; government/compliance; mechanical systems/construction; and leisure/hospitality.



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